As filed with the Securities and Exchange Commission on August 24, 2005

Registration No. 333-35280

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

POST-EFFECTIVE AMENDMENT NO. 1

TO FORM S-8

Registration Statement

Under

the Securities Act of 1933

LEGGETT & PLATT, INCORPORATED

(Exact Name Of Registrant As Specified In Its Charter)

Missouri	44-0324630
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

No. 1 Leggett Road

Carthage, Missouri 64836

(417) 358-8131

(Address, including zip code, and telephone number,

including area code of, registrant’s principal executive office)

LEGGETT & PLATT, INCORPORATED

FROZEN 401(k) PLAN

(Full Title of the Plan)

ERNEST C. JETT

Senior Vice President, General Counsel and Secretary

Leggett & Platt, Incorporated

No. 1 Leggett Road, Carthage, Missouri 64836

(417) 358-8131

(Name, Address, including Zip Code and Telephone Number,

including Area Code, of Agent For Service)

DEREGISTRATION OF UNSOLD SECURITIES

On April 20, 2000, Leggett & Platt, Incorporated (the “Company”) filed a registration statement (the “Registration Statement”) on Form S-8 (File No. 333-35280) to register 40,000 shares of the Company’s common stock (the “Common Stock”), par value $.01 per share, pursuant to the Leggett & Platt, Incorporated Frozen 401(k) Plan (the “Plan”), along with 40,000 Preferred Stock Purchase Rights represented by the shares of Common Stock and an indeterminate amount of interests to be offered or sold pursuant to the Plan.

In accordance with the undertaking contained in Item 9(a)(3) of the Registration Statement, the Company hereby removes from registration any securities that were registered but unsold under the Registration Statement. The Company is removing from registration such securities because its obligation to maintain the effectiveness of the Registration Statement has terminated as a result of a merger of the Plan with and into the Leggett & Platt, Incorporated 401(k) Plan, effective June 1, 2005.

Accordingly, the Company files this Post-Effective Amendment No. 1 to the Registration Statement to deregister the remaining 28,374 shares of Common Stock, Preferred Stock Purchase Rights, and interests in the Plan covered by the Registration Statement that remain unsold as of the date hereof.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Post-Effective Amendment No. 1 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of Carthage, State of Missouri on the 24th day of August, 2005.

LEGGETT & PLATT, INCORPORATED

By:	/s/ ERNEST C. JETT
Ernest C. Jett
Senior Vice President,
General Counsel and Secretary

POWER OF ATTORNEY

Each person whose signature appears below constitutes and appoints Felix E. Wright, David S. Haffner, Matthew C. Flanigan, and Ernest C. Jett, or any one of them, his or her true and lawful attorneys-in-fact and agents, with full power of substitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any or all amendments to this Post-Effective Amendment No. 1 to the Registration Statement and to file the same, with all exhibits thereto and all other documents in connection therewith with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the date indicated.

Signature	Title	Date
/s/ FELIX E. WRIGHT Felix E. Wright	Chairman of the Board, Chief Executive Officer and Director (Principal Executive Officer)	August 24, 2005

/s/ MATTHEW C. FLANIGAN Matthew C. Flanigan	Senior Vice President and Chief Financial Officer (Principal Financial Officer)	August 24, 2005

/s/ WILLIAM S. WEIL William S. Weil	Vice President – Corporate Controller (Principal Accounting Officer)	August 24, 2005

/s/ RAYMOND F. BENTELE Raymond F. Bentele	Director	August 24, 2005

/s/ RALPH W. CLARK Ralph W. Clark	Director	August 24, 2005

/s/ HARRY M. CORNELL, JR. Harry M. Cornell, Jr.	Director	August 24, 2005

/s/ ROBERT TED ENLOE, III Robert Ted Enloe, III	Director	August 24, 2005

/s/ RICHARD T. FISHER Richard T. Fisher	Director	August 24, 2005

/s/ KARL G. GLASSMAN Karl G. Glassman	Director	August 24, 2005

/s/ DAVID S. HAFFNER David S. Haffner	Director	August 24, 2005

/s/ JOSEPH W. MCCLANATHAN Joseph W. McClanathan	Director	August 24, 2005

/s/ JUDY C. ODOM Judy C. Odom	Director	August 24, 2005

/s/ MAURICE E. PURNELL, JR. Maurice E. Purnell, Jr.	Director	August 24, 2005

The Plan. Pursuant to the requirements of the Securities Act of 1933, the trustees (or other persons who administer the employee benefit plan) have duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Carthage, State of Missouri, on the 24th day of August, 2005.

LEGGETT & PLATT, INCORPORATED 401(k) PLAN AS SUCCESSOR TO THE LEGGETT & PLATT, INCORPORATED
FROZEN 401(k) PLAN

By:	/s/ ERNEST C. JETT
Ernest C. Jett
Senior Vice President – General Counsel
and Plan Administrative Committee Member